EXHIBIT 99

                        SEC GUIDE 3 FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA
================================================================================

LOANS
--------------------------------------------------------------------------------

The following table sets forth the composition of Vista's loan portfolio as of the dates indicated:

                                                                                For The Years Ended December 31,

                                                            ------------------------------------------------------------------------
Amounts in Thousands                                          1999            1998            1997            1996            1995
---------------------------------------------------         --------        --------        --------        --------        --------
Commercial, financial, agricultural loans
     and lease financing                                    $174,334        $136,449        $ 98,813        $ 78,250        $ 67,311
Real estate - construction loans                                 819             558             614           1,043             807
Real estate - mortgage loans                                 129,725         136,980         131,882         139,569         133,664
Consumer loans                                               106,000          95,539          86,180          80,702          62,500
---------------------------------------------------         --------        --------        --------        --------        --------
               Total loans                                  $410,878        $369,526        $317,489        $299,564        $264,282
===================================================         ========        ========        ========        ========        ========

The following table presents the percentage distribution of loans by category as of the dates indicated:

                                                                               For The Years Ended December 31,

                                                                  ----------------------------------------------------------
                                                                   1999         1998         1997         1996         1995
---------------------------------------------------------         ------       ------       ------       ------       ------
Commercial, financial, agricultural loans
     and lease financing                                           42.43%       36.93%       31.12%       26.12%       25.47%
Real estate - construction loans                                    0.20%        0.15%        0.19%        0.35%        0.31%
Real estate - mortgage loans                                       31.57%       37.07%       41.54%       46.59%       50.58%
Consumer loans                                                     25.80%       25.85%       27.15%       26.94%       23.64%
---------------------------------------------------------         ------       ------       ------       ------       ------
               Total loans                                        100.00%      100.00%      100.00%      100.00%      100.00%
=========================================================         ======       ======       ======       ======       ======


The following table shows the maturity of loans in the specified categories of Vista's loan portfolio at December 31, 1999, and the amount of such loans with predetermined fixed rates or with floating or adjustable rates:

                                                                                              December 31, 1999
                                                                         -----------------------------------------------------------
                                                                                         Maturing
                                                                         Maturing          after
                                                                          in one          one year        Maturing
                                                                           year           through           after
Amounts in Thousands                                                     or less         five years       five years          Total
----------------------------------------------------------------         --------         --------         --------         --------
Types of loans:
     Commercial, financial, agricultural loans
          and lease financing                                            $ 89,737         $ 65,148         $ 19,449         $174,334
     Real estate - construction loans                                         770               49               --              819
----------------------------------------------------------------         --------         --------         --------         --------
               Total                                                     $ 90,507         $ 65,197         $ 19,449         $175,153
================================================================         ========         ========         ========         ========

Amount of such loans with:
     Predetermined fixed rates                                           $ 20,881         $ 19,818         $ 10,035         $ 50,734
     Floating or adjustable rates                                          69,626           45,379            9,414          124,419
----------------------------------------------------------------         --------         --------         --------         --------
               Total                                                     $ 90,507         $ 65,197         $ 19,449         $175,153
================================================================         ========         ========         ========         ========

SELECTED CONSOLIDATED FINANCIAL DATA
================================================================================

NONACCRUAL, RESTRUCTURED AND PAST DUE LOANS
--------------------------------------------------------------------------------

The following table presents a summary of Vista's nonaccrual, restructured and past due loans as of the dates indicated:

                                                                                       For The Years Ended December 31,

                                                                                ----------------------------------------------
Amounts in Thousands                                                             1999      1998      1997      1996      1995
----------------------------------------------------------------------------    ------    ------    ------    ------    ------
Nonaccrual, Restructured and Past Due Loans:

       Nonaccrual loans (1)                                                     $2,672    $1,930    $2,915    $3,177    $4,035
       Restructured loans on accrual status                                        580       495       299       207       155
       Accrual loans past due 90 days or more                                       19       160        78       224       356
----------------------------------------------------------------------------    ------    ------    ------    ------    ------
                      Total nonaccrual, restructured and past due loans         $3,271    $2,585    $3,292    $3,608    $4,546
============================================================================    ======    ======    ======    ======    ======


Other real estate                                                               $  553    $1,112    $1,359    $1,280    $  489
============================================================================    ======    ======    ======    ======    ======

Interest income that would have been recorded
       under original terms                                                     $   84    $   89    $  193    $   86    $  128
============================================================================    ======    ======    ======    ======    ======

Interest income recorded during the period                                      $  141    $   81    $   62    $  153    $  167
============================================================================    ======    ======    ======    ======    ======

(1)  Includes nonaccrual restructured loans.

================================================================================

DEPOSITS
--------------------------------------------------------------------------------

The following table presents average deposits by type and the average interest rates paid as of the dates indicated:

                                                                            For The Years Ended December 31,

                                                        -----------------------------------------------------------------
                                                                 1999                  1998                  1997
                                                        ---------------------   -------------------   -------------------
                                                         Average      Average   Average     Average   Average     Average
Amounts in Thousands (Except Percentages)                Balance       Rate     Balance      Rate     Balance       Rate
---------------------------------------------------     --------       ----     --------     ----     --------      ----
Noninterest-bearing demand                              $ 63,231       0.00%    $ 55,241     0.00%    $ 44,755      0.00%
Interest-bearing demand                                   85,524       1.86%      79,060     2.14%      72,051      2.14%
Savings                                                  140,498       3.01%     128,465     3.05%     118,591      3.21%
Time:
       Certificates less than $100,000                   207,138       5.16%     196,919     5.43%     197,546      5.45%
       Certificates $100,000 and over                     48,482       4.89%      42,095     5.56%      36,839      5.61%
---------------------------------------------------     --------       ----     --------     ----     --------      ----
                      Total deposits                    $544,873       3.46%    $501,780     3.72%    $469,782      3.87%
===================================================     ========       ====     ========     ====     ========      ====

================================================================================

BORROWED FUNDS
--------------------------------------------------------------------------------

The following table presents summarized information relating to borrowed funds as of the dates indicated:

                                                                            For The Years Ended December 31,

                                                                     -----------------------------------------------
Amounts in Thousands (Except Percentages)                              1999               1998                 1997
------------------------------------------------------------         -------             -------             -------
Balance at end of period                                             $30,835             $16,963             $ 8,859
Weighted average interest rate at end of period                         4.74%               3.95%               4.42%
Maximum amount outstanding
       at any month-end during the period                            $37,213             $20,902             $23,300
Average amount outstanding during the period                         $24,392             $13,672             $14,407
Weighted average interest rate during the period                        4.19%               4.30%               4.78%
============================================================         =======             =======             =======

SELECTED CONSOLIDATED FINANCIAL DATA
================================================================================

ALLOWANCE FOR LOAN LOSSES
--------------------------------------------------------------------------------

The following table presents a summary of Vista's loan loss experience as of the dates indicated:

                                                                                       For The Years Ended December 31,

                                                                           --------------------------------------------------------
Amounts in Thousands                                                         1999        1998        1997        1996        1995
------------------------------------------------------------------------   --------    --------    --------    --------    --------
Loans outstanding at end of period                                         $410,878    $369,526    $317,489    $299,564    $264,282
========================================================================   ========    ========    ========    ========    ========

Average loans outstanding during the period                                $389,930    $342,676    $312,696    $281,518    $251,062
========================================================================   ========    ========    ========    ========    ========

Allowance for loan losses:
       Balance, beginning of period                                        $  4,524    $  4,148    $  3,903    $  3,932    $  3,947

       Loans charged off:
              Commercial, financial, agricultural loans
                     and lease financing                                        158         115         139         194          92
              Real estate - construction loans                                   --          --          --          --          --
              Real estate - mortgage loans                                       23         181         110          25          77
              Consumer loans                                                    201         243         487         260          88
------------------------------------------------------------------------   --------    --------    --------    --------    --------
                    Total loans charged off                                     382         539         736         479         257

  Recoveries:
              Commercial, financial, agricultural loans
                   and lease financing                                           19          30           1          32          20
              Real estate - construction loans                                   --          --          --          --          --
              Real estate - mortgage loans                                       14          65         109           5          14
              Consumer loans                                                     43          40          41          33          18
------------------------------------------------------------------------   --------    --------    --------    --------    --------
                   Total recoveries                                              76         135         151          70          52

------------------------------------------------------------------------   --------    --------    --------    --------    --------
                   Net loans charged off                                        306         404         585         409         205

       Provision for loan losses                                              1,048         780         830         380         190

------------------------------------------------------------------------   --------    --------    --------    --------    --------
       Balance, end of period                                              $  5,266    $  4,524    $  4,148    $  3,903    $  3,932
========================================================================   ========    ========    ========    ========    ========

Net loans charged off during the period as
       a percent of average loans outstanding
       during the period                                                       0.08%       0.12%       0.19%       0.15%       0.08%
========================================================================   ========    ========    ========    ========    ========

The following table presents an allocation of Vista's allowance for loan losses as to indicated categories as of the dates indicated:

                                                                                       For The Years Ended December 31,

                                                                           --------------------------------------------------------
Amounts in Thousands                                                         1999        1998        1997        1996        1995
------------------------------------------------------------------------   --------    --------    --------    --------    --------
Commercial, financial, agricultural loans
       and lease financing                                                 $  3,276    $  2,908    $  1,972    $  1,949    $  1,805
Real estate - construction loans                                                 --          --          --          --          --
Real estate - mortgage loans                                                    525         530         515         520         554
Consumer loans                                                                  889         789         706         664         434
Unallocated                                                                     576         297         955         770       1,139
------------------------------------------------------------------------   --------    --------    --------    --------    --------
       Total allowance for loan losses                                     $  5,266    $  4,524    $  4,148    $  3,903    $  3,932
========================================================================   ========    ========    ========    ========    ========

SELECTED CONSOLIDATED FINANCIAL DATA
================================================================================

SECURITIES AVAILABLE FOR SALE
--------------------------------------------------------------------------------

The following table presents the maturities and the weighted average yields on a tax-equivalent basis for Vista's securities portfolio:

                                                                           For The Year Ended December 31, 1999
                                                           --------------------------------------------------------------
                                                                                    After one but        After five but
                                                             Within one year      within five years     within ten years
                                                           ------------------    ------------------    ------------------
Amounts in Thousands
(Except Percentages)                                        Amount     Yield      Amount     Yield      Amount     Yield
--------------------------------------------------------   --------  --------    --------  --------    --------  --------
U.S. Treasury                                              $  1,998      5.86%   $  8,000      5.62%   $     --        --
U.S. Government agencies and corporations                     2,993      5.74%      4,802      5.56%     20,501      6.68%
State and other political subdivisions                        3,093      5.99%      5,862      6.93%      3,270      7.37%
Other                                                         2,770      6.55%      8,223      6.03%      5,213      6.84%
--------------------------------------------------------   --------  --------    --------  --------    --------  --------
                                      Total securities     $ 10,854      6.04%   $ 26,887      6.02%   $ 28,984      6.79%
========================================================   ========  ========    ========  ========    ========  ========

                                                                           For The Year Ended December 31, 1999
                                                           --------------------------------------------------------------

                                                            After ten years         No maturity              Total
                                                           ------------------    ------------------    ------------------
Amounts in Thousands
(Except Percentages)                                        Amount     Yield      Amount     Yield      Amount     Yield
--------------------------------------------------------   --------  --------    --------  --------    --------  --------
U.S. Treasury                                              $     --        --    $     --        --    $  9,998      5.67%
U.S. Government agencies and corporations                    99,411      6.80%         --        --     127,707      6.71%
State and other political subdivisions                       27,617      7.23%         --        --      39,842      7.10%
Other                                                         4,524      7.00%      3,998      6.19%     24,728      6.46%
--------------------------------------------------------   --------  --------    --------  --------    --------  --------
                                      Total securities     $131,552      6.90%   $  3,998      6.19%   $202,275      6.70%
========================================================   ========  ========    ========  ========    ========  ========

Note: At December 31, 1999 all securities were classified as available for sale.

The above table groups mortgage-backed securities by category of issuer (see
Note 3 to the Consolidated Financial Statements in our Annual Report for more information.)


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